EXHIBITS 5.1 and 23.2

William M. Aul
Attorney at Law
7676 Hazard Center Drive, Suite 500
San Diego, California 92108
TEL: 619-497-2555
FAX: 619-542-0555

January 10, 2008

The Board of Directors
Bio-Matrix Scientific Group, Inc.
8885 Rehco Road
San Diego, California 92121

Gentlemen:

I have acted as special legal counsel to Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Company”) in connection with the public offering of 17,195,263  shares of the Company’s common stock, which includes 11,212,384 shares to be sold by BMXP Holdings, Inc. Shareholders Business Trust and 5,982,879  shares to be sold by 22 other selling shareholders (collectively, the “Shares”), in connection with a Registration Statement on Form SB-2, (File No. 333-145621), as amended, (“Registration Statement”) which was originally filed with the Securities and Exchange Commission (“Commission”) on August 8, 2007.

In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies of such corporate records and other documents and have satisfied myself as to such other matters as I have deemed necessary to enable me to express the opinion hereinafter set forth.  I have examined and relied on the following documents:

(a)            the Registration Statement;

(b)            all Exhibits to the Registration Statement;

(c)            the filings maintained by the Office of the Secretary of State for the State of Delaware stating that the Company is in good standing and has a legal existence in the State of Delaware;

(d)            minutes and written consents of the Directors and Stockholders from inception of the Company to the present;

(e)            an Officer’s Certificate executed by the President of the Company dated as of  January 8, 2008  (the “Officer’s Certificate”).

The documents described in paragraphs (a) through (e) are hereinafter referred to as the “Company Documents.” I have assumed the accuracy of all Company Documents and the signatures thereon and I have also relied on confirmation pursuant to meetings with Dr. David R. Koos, the Company’s President that the shares included in the Registration Statement have been issued in accordance with the procedures established by the Board of Directors consistent with past practices of the Company’s Board of Directors. Based upon the foregoing, it is my opinion that:

The Shares to be registered as covered by the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement and to the reference to this law firm under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ William  M. Aul

WILLIAM M. AUL

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